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                    EXHIBIT 23.1 - CONSENT OF INDEPENDENT AUDITORS

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     We consent to the incorporation by reference in this Annual Report (Form
     10-K) of Ultimate Electronics, Inc. of our report dated March 11, 1998, included in the 1998 Annual Report to Stockholders of Ultimate Electronics, Inc.

     Our audits also included the financial statement schedule of Ultimate Electronics, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

     We also consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-94636, No. 33-92256, No. 33-92258 and No.
     333-43049) pertaining to the SoundTrack 401(k) Retirement Savings Plan, the Non-employee Director Stock Option Plan, the Employee Stock Option Plan and the Equity Incentive Plan, respectively, of Ultimate Electronics, Inc. of our report dated March 11, 1998 with respect to the consolidated financial statements and schedule of Ultimate Electronics, Inc. included or incorporated by reference in this Annual Report (Form 10-K) for the year ended January 31, 1998.



              Ernst & Young LLP

     Denver, Colorado
     May 1, 1998




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